Securities and Exchange Commission
Washington, D. C.  20549



Re:  Aurora Acquisitions, Inc.



We read Item 4 of Form 8-K dated April 3, 1998 and do not disagree with it.



                                             /s/  Cordovano and Harvey, P.C.
                                             -----------------------------------
                                             Cordovano and Harvey, P.C.
                                             Denver, Colorado
                                             April 4, 1998